Exhibit 99.2

First Quarter Financial & Operating Results

April 25, 2023

1Q 2023 EARNINGS

This supplemental information regarding the financial and operating results of Verizon Communications Inc. (Verizon) for the first quarter ended March 31, 2023 contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. Discussion of factors that may affect future results is included at the end of this document and is also contained in Verizon's filings with the US Securities and Exchange Commission.

Mobility
1Q 2023 Operating Metrics

2.4M
Wireless retail postpaid phone gross adds
(up 5.3% Y/Y)

4.5M
Wireless postpaid upgrades
(down 15.9% Y/Y)

$130.06
Consumer postpaid ARPA
(up 4.9% Y/Y)

22.3M
Total prepaid connections

Wireless retail postpaid phone net adds (K)

Consumer
(263K)
Business
136K
(36)
12
8
217
(127)
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023

Postpaid phone churn

Consumer
0.84%
Business
1.16%
0.83%
0.81%
0.92%
0.89%
0.90%
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023

Note: Where applicable, the operating results reflect certain adjustments.

Phone gross add increase driven by 11%+ growth in Consumer

© 2023 Verizon

Verizon had a total of 633 thousand wireless retail postpaid net additions for the first quarter 2023. This success was driven by wearables adoption, Fixed Wireless Access momentum and continued strong performance in Business phone net additions.

Postpaid phone gross additions for the first quarter 2023 were 2.4 million, up 5.3% year over year primarily driven by an 11.5% increase in gross additions within the Consumer segment. Postpaid phone churn was 0.90%, up 7 basis points year over year. Postpaid phone net losses were 127 thousand, compared to net losses of 36 thousand for the first quarter 2022.

Verizon Consumer Group delivered 321 thousand total wireless postpaid net additions, as positive postpaid non-phone device additions were partially offset by 263 thousand postpaid phone net losses for the first quarter. Postpaid phone gross additions were up 11.5% year over year continuing the momentum

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from the second half of last year. Our efforts around the segmentation of our customer base and more targeted go-to-market approach and offerings to different customer groups have been key drivers behind the improved gross additions performance. Postpaid phone churn was 0.84%, up 7 basis points compared to the same period last year. We are now seeing a return of involuntary churn rates to pre-pandemic levels. As for voluntary churn, performance was mixed across the quarter with elevated churn rates at the start of the year as normal holiday season activity extended into the early parts of the first quarter. As the quarter progressed, we saw improvements in churn, and exited the quarter with voluntary churn rates in line with the prior year period.

In the Consumer segment, wireless postpaid average revenue per account (ARPA) was $130.06 for the first quarter, up 4.9% year over year. ARPA primarily increased as a result of a larger allocation of our administrative and telco recovery fees from other revenue into service revenue, and the pricing actions implemented in the second half of 2022. The costs associated with promotions and the amortization impact on service revenue continued during the first quarter, serving as a pressure on ARPA.

Prepaid offerings remain an important part of our value market strategy. We are taking steps to generate long term value, including working actively to strengthen our brands, evolving our go-to-market strategy and migrating off-network subscribers onto our network. In the short term, these actions are having a negative impact on our prepaid net additions. We had prepaid net losses of 351 thousand for the first quarter 2023, down by more than 270 thousand compared to the prior year period. This decline was also driven by elevated disconnects in our SafeLink brand which provides service to customers on government-subsidized programs.

As a result of the elevated SafeLink churn, overall prepaid churn for the first quarter was 4.31%, up 62 basis points year over year.

We expect the pressures on prepaid net additions, including elevated SafeLink disconnects, to increase in the second quarter and abate later in the year.

Verizon Business Group again delivered strong results. We saw solid demand across each of our customer groups and had 136 thousand postpaid phone net additions for the first quarter compared to 256 thousand for the same

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period last year. The year over year decline was primarily due to certain commercial transactions that contributed to our net additions a year ago. We also saw an increase in churn driven by pressures around restructurings within the technology sector, and customers right sizing their accounts in an effort to be more cautious around spending.

Broadband
1Q 2023 Operating Metrics

Now serving 17M+ Fios open for sale & 40M+ fixed wireless HHs covered

67K
Fios internet net adds

$3.2B
Total Fios revenue
(down 0.3% Y/Y)

Broadband net adds (K)

229
194
35
268
256
12
377
342
35
416
379
37
437
393
44
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Fixed Wireless
Wireline (Fios + DSL)

FWA net adds (K)

194
112
82
256
168
88
342
234
108
379
262
117
393
256
137
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Consumer
Business

Note: Where applicable, the operating results reflect certain adjustments.

Strong FWA adoption contributed to best broadband net add performance in over a decade

© 2023 Verizon

On a consolidated basis, total broadband net additions were 437 thousand in the first quarter, a new quarterly record in more than a decade. As expected, we saw continued sequential growth in fixed wireless with 393 thousand net additions, up from 379 thousand in the fourth quarter 2022. Customer satisfaction remains high, as evidenced by our net promoter scores as well as encouraging churn trends among our longer-standing customers.

Fios internet net additions for the first quarter were 67 thousand, up from 60 thousand in the first quarter of last year. We see strong demand for our high- quality broadband products, which is reflected in a year over year increase in Fios gross additions, even in an environment with lower households moving activity compared to the prior year. Fios retention rates continue to be strong, with a record low churn rate over more than five years.

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Consolidated Revenue Summary

Total revenue ($B)

(1.9%) Y/Y
$33.6
$33.8
$34.2
$35.3
$32.9
$27.2
$27.1
$27.7
$27.6
$27.2
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Wireless equipment
Service & other

Total Wireless service revenue* ($B)

3.0% Y/Y
$18.3
$18.4
$18.8
$18.8
$18.9
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023

* Sum of Consumer and Business segments.

Continued wireless service revenue growth

© 2023 Verizon

Consolidated total operating revenue was $32.9 billion for the first quarter, down 1.9% year over year. Revenue decline was driven by both service and other revenue, which was down 0.2% and equipment revenue, which was down 9.1% year over year.

Total wireless service revenue2 was $18.9 billion, up 3.0% year over year. As we discussed at our fourth quarter earnings call, our results for the first quarter included a benefit of approximately 185 basis points associated with a larger allocation of our administrative and telco recovery fees from other revenue into wireless service revenue. This benefit was partially offset by the impact associated with the shutdown of our 3G network, completed at the end of the fourth quarter. The shutdown resulted in the removal of approximately 1.1 million retail connections and the corresponding loss of revenue for the first quarter.

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Consolidated Earnings Summary

	1Q 2023
Reported EPS	**$1.17**
Special items:	
Amortization of acquisition-related intangible assets	$0.04
Adjusted EPS*	**$1.20**

* Non-GAAP measure.
Note: Amounts may not add due to rounding.

© 2023 Verizon

Consolidated net income was $5.0 billion for the first quarter 2023, up 6.5% compared to the prior year period.

Consolidated Adjusted EBITDA1 was $11.9 billion for the first quarter 2023, down 1.1% year over year as wireless service revenue growth was offset by higher bad debt expense, and increased marketing promotional expense, among other factors, compared to the same period last year.

During the first quarter, consolidated operating expenses were down 1.7% and consolidated operating expenses, excluding depreciation and amortization1, were down 2.4% year over year, primarily due to lower cost of equipment from fewer upgrades, which helped to offset an increase in bad debt of approximately $200 million. Bad debt expense reflects the return of collections to pre-pandemic levels.

Net interest expense slightly increased in the first quarter compared to the fourth quarter 2022 due to higher interest rates on our outstanding debt balance.

Earnings per share (EPS) for the first quarter 2023 was $1.17.

Reported first quarter earnings include a pre-tax loss from special items of approximately $208 million, related to the impacts of amortization of intangible assets related to TracFone Wireless, Inc. and other acquisitions.

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Excluding the effects of this special item, Adjusted EPS1 for the first quarter 2023 was $1.20, a decrease of 11.1% year over year.

Consumer Revenue Summary

Total revenue ($B)

(1.7%) Y/Y
$25.3
$25.6
$25.8
$26.8
$24.9
$19.9
$19.9
$20.3
$20.2
$20.0
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Wireless equipment
Service & other

Total Wireless service revenue ($B)

2.5% Y/Y
$15.2
$15.2
$15.5
$15.5
$15.6
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023

Growth in Service & Other Revenue driven by Wireless Service revenue

© 2023 Verizon

Total Consumer revenue for the first quarter was $24.9 billion, down 1.7% year over year due to declines in wireless equipment revenue partially offset by gains in service and other revenue. Consumer service and other revenue for the first quarter was $20.0 billion, up 0.3%, compared to the similar period in 2022.

Consumer wireless service revenue for the first quarter 2023 was $15.6 billion, a 2.5% increase compared to the first quarter 2022. The increase was driven by a larger allocation of our administrative and telco recovery fees from other revenue into wireless service revenue, to partly recover network operating costs, as well as pricing actions implemented in the second half of 2022. These gains were partially offset by the amortization of wireless equipment sales promotions as well as volume driven declines in prepaid revenue.

Consumer Fios revenue for the first quarter 2023 was $2.9 billion, slightly down year over year as the positive effects of Fios internet customer growth were offset primarily by the decline in video and voice connections, consistent with trends we see across the industry.

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Consumer operating income for the first quarter was $7.1 billion, down 3.0% year over year, resulting in operating income margin of 28.6%.

Segment EBITDA1 for the first quarter was $10.3 billion, down 1.6% compared to the similar period in 2022. This decline can be attributed to higher bad debt, as involuntary churn rates and collections return to pre-pandemic levels, and elevated marketing expenses, among other factors. Consumer Segment EBITDA margin1 for the first quarter was 41.5%.

Business Revenue Summary

Total revenue ($B)

(2.8%)
Y/Y
$7.7
$0.7
$3.1
$4.0
$7.6
$0.6
$3.1
$3.9
$7.8
$0.7
$3.2
$3.9
$7.9
$0.7
$3.3
$3.9
$7.5
$0.6
$3.1
$3.8
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Enterprise and Public Sector
Business Markets and SaaS
Wholesale

Total Wireless service revenue ($B)

5.3%
Y/Y
$3.1
$3.2
$3.3
$3.3
$3.3
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023

Note: Amounts may not add due to rounding.

Solid demand driving wireless service revenue growth

© 2023 Verizon

Note: Our Business segment’s wireless and wireline products and services are organized by the primary customer groups targeted by these offerings. During the first quarter of 2023, Verizon reorganized the customer groups within its Business segment. Previously, this segment was comprised of four customer groups: Small and Medium Business, Global Enterprise, Public Sector and Other, and Wholesale. Following the reorganization, there are now three customer groups: Enterprise and Public Sector, Business Markets and SaaS, and Wholesale. Enterprise and Public Sector combines the customers previously included in Global Enterprise and Public Sector and Other (excluding BlueJeans and Connect customers) as well as the commercial wireline customers previously included in Small and Medium Business. Business Markets and SaaS combines the customers previously included in Small and Medium Business (excluding commercial wireline customers), the BlueJeans customers previously included in Global Enterprise and Public Sector and Other, and the Connect customers previously included in Public Sector and Other. The Wholesale customer group remained unchanged. Prior period operating revenue results within the Business segment have been recast for these reorganized customer groups. There was no change to the composition of our reportable segments and total segment results, nor the determination of segment profit.

Total Business revenue for the first quarter was $7.5 billion, down 2.8% year over year. The decline was due to lower wireline and wireless equipment revenue that offset the increase in wireless service revenue.

Business wireless service revenue for the first quarter was $3.3 billion, up 5.3% year over year. This growth was driven predominantly by the continued momentum in adding more customers onto the platform, as well as pricing

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actions implemented in the second half of 2022 and early 2023. As expected, Business wireline trends remain consistent with the prevailing macro pressures in this market.

Business operating income for the first quarter 2023 was $551 million, down 18.1% year over year, resulting in operating income margin of 7.4%.

Segment EBITDA1 for the first quarter was $1.6 billion, down 5.1% year over year, reflecting continued declines to high margin wireline revenues. Business Segment EBITDA margin1 for the first quarter was 22.0%.

Consolidated Cash Flow Summary

($ in billions)	1Q 2022	1Q 2023
Cash flow from operations	$6.8	**$8.3**
Capital expenditures	$5.8	**$6.0**
Free cash flow*	$1.0	**$2.3**
Dividends paid	$2.7	**$2.7**
Total debt	$153.4	**$152.9**
Unsecured debt	*$137.3*	*$132.0*
Cash and cash equivalents	*$1.7*	*$2.2*
*Net unsecured debt**	*$135.6*	*$129.8*
Unsecured Debt to Net Income	6.3x	**6.0x**
Net unsecured debt to adjusted EBITDA*	2.8x	**2.7x**

* Non-GAAP measure.
Note: Amounts may not add due to rounding.

Solid cash generation

© 2023 Verizon

Cash flow from operating activities for the first quarter totaled $8.3 billion compared to $6.8 billion in the prior year period. This increase was primarily due to working capital improvements driven by lower inventory levels coupled with lower upgrades and a modest improvement in customer payment patterns, despite the current macroeconomic uncertainties.

Capital spending for the first quarter was $6.0 billion, up $137 million compared to the same period in 2022, and included most of the remaining $1.75 billion of the C-Band related spending in our guidance. With the conclusion of our C-Band spending program, we expect a step down in the pacing of overall Capex throughout the remainder of the year and continue to

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expect 2023 capital spending to be within our guidance of $18.25 billion to $19.25 billion.

The net result of cash flow from operations and capital spending is free cash flow1 of $2.3 billion for the first quarter 2023.

Our financing strategy of keeping short term maturities to a minimum was helpful in minimizing our debt financing activities in the higher interest rate environment in 2022. We continue to have low near term unsecured debt maturities, with only $600 million due this year in the second quarter 2023.

Total unsecured debt for the quarter was $132.0 billion, an increase of $1.4 billion compared to the end of 2022, and $5.3 billion lower year over year. Net unsecured debt1 was $129.8 billion, a $1.8 billion increase from the prior quarter and a $5.8 billion decrease compared to the first quarter 2022. At the end of the first quarter 2023, our unsecured debt to net income (LTM) ratio was 6.0x, a 0.3x improvement compared to the first quarter 2022 and flat from the prior quarter. Our net unsecured debt to Adjusted EBITDA ratio1 was 2.7x as of the end of the first quarter 2023, a 0.1x improvement compared to the first quarter 2022 and flat from the prior quarter.

Notes
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).

2 Total Wireless service revenue represents the sum of Consumer and Business segments.

Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings

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with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including any inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/23	3 Mos. Ended 12/31/22	3 Mos. Ended 9/30/22	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22	3 Mos. Ended 12/31/21	3 Mos. Ended 9/30/21	3 Mos. Ended 6/30/21

Consolidated Net Income	$5,018	$6,698	$5,024	$5,315	$4,711	$4,737	$6,554	$5,949
Add:
Provision for income taxes	1,482	2,113	1,496	1,542	1,372	1,407	1,820	1,875
Interest expense	1,207	1,105	937	785	786	739	801	844
Depreciation and amortization expense (1)	4,318	4,218	4,324	4,321	4,236	4,051	3,961	4,020
Consolidated EBITDA	$12,025	$14,134	$11,781	$11,963	$11,105	$10,934	$13,136	$12,688

Add/(subtract):
Other (income) expense, net (2)	$(114)	$(2,687)	$439	$(49)	$924	$860	$(269)	$(502)
Equity in losses (earnings) of unconsolidated businesses	(9)	(4)	(2)	(41)	3	(135)	(1)	(1)
Severance charges	—	304	—	—	—	106	103	—
Net gain from disposition of business	—	—	—	—	—	—	(706)	—
	(123)	(2,387)	437	(90)	927	831	(873)	(503)
Consolidated Adjusted EBITDA	$11,902	$11,747	$12,218	$11,873	$12,032	$11,765	$12,263	$12,185
Consolidated Adjusted EBITDA - Year over year change %	(1.1)%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)

Unaudited	12 Mos. Ended 3/31/23	12 Mos. Ended 12/31/22	12 Mos. Ended 3/31/22

Consolidated Net Income	$22,055	$21,748	$21,951
Add:
Provision for income taxes	6,633	6,523	6,474
Interest expense	4,034	3,613	3,170
Depreciation and amortization expense (1)	17,181	17,099	16,268
Consolidated EBITDA	$49,903	$48,983	$47,863

Add/(subtract):
Other (income) expense, net (2)	$(2,411)	$(1,373)	$1,013
Equity in losses (earnings) of unconsolidated businesses	(56)	(44)	(134)
Severance charges	304	304	209
Net gain from disposition of business	—	—	(706)
	(2,163)	(1,113)	382
Consolidated Adjusted EBITDA	$47,740	$47,870	$48,245
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	3/31/23		12/31/22		3/31/22

Debt maturing within one year	$12,081		$9,963		$13,421
Long-term debt	140,772		140,676		139,961
Total Debt	152,853		150,639		153,382
Less Secured debt	20,835		20,008		16,102
Unsecured Debt	132,018		130,631		137,280
Less Cash and cash equivalents	2,234		2,605		1,661
Net Unsecured Debt	$129,784		$128,026		$135,619
Consolidated Net Income (LTM)	$22,055		21,748		$21,951
Unsecured Debt to Consolidated Net Income Ratio	6.0	x	6.0	x	6.3	x
Consolidated Adjusted EBITDA (LTM)	$47,740		47,870		$48,245
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.7	x	2.7	x	2.8	x
Net Unsecured Debt - Quarter over quarter change	$1,758
Net Unsecured Debt - Year over year change	$(5,835)
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio - Quarter over quarter change	—	x
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio - Year over year change	(0.1)	x

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/23				3 Mos. Ended 3/31/22
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.17				$1.09
Amortization of acquisition-related intangible assets	$208	$(53)	$155	0.04	$238	$(60)	$178	0.04
Early debt redemption costs	—	—	—	—	1,241	(316)	925	0.22
	$208	$(53)	$155	$0.04	$1,479	$(376)	$1,103	$0.26
Adjusted EPS				$1.20				$1.35
Year over year change %				(11.1)%
Footnotes:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/23	3 Mos. Ended 3/31/22

Net Cash Provided by Operating Activities	$8,289	$6,821
Capital expenditures (including capitalized software)	(5,958)	(5,821)
Free Cash Flow	$2,331	$1,000

Consolidated Operating Expenses Excluding Depreciation and Amortization
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/23	3 Mos. Ended 3/31/22

Consolidated Operating Expenses	$25,328	$25,758
Depreciation and amortization expense (1)	4,318	4,236
Consolidated Operating Expenses Excluding Depreciation and Amortization	$21,010	$21,522
Year over year change %	(2.4)%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/23	3 Mos. Ended 3/31/22

Operating Income	$7,099	$7,319
Add Depreciation and amortization expense	3,214	3,162
Segment EBITDA	$10,313	$10,481
Year over year change %	(1.6)%

Total operating revenues	$24,857	$25,292
Operating Income Margin	28.6%	28.9%
Segment EBITDA Margin	41.5%	41.4%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/23	3 Mos. Ended 3/31/22

Operating Income	$551	$673
Add Depreciation and amortization expense	1,094	1,061
Segment EBITDA	$1,645	$1,734
Year over year change %	(5.1)%

Total operating revenues	$7,494	$7,709
Operating Income Margin	7.4%	8.7%
Segment EBITDA Margin	22.0%	22.5%